Section 906 Certifications
---------------------------
1. The form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Charles E. Porter        Date: April 26, 2005
----------------------      ------------------------
Charles E. Porter, Principal Executive Officer



Section 906 Certifications
---------------------------
I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Steven D. Krichmar       Date: April 26, 2005
----------------------      ------------------------
Steven D. Krichmar, Principal Financial Officer



Attachment A
--------------

Period(s) ended February, 28 2005

014 Putnam High Yield Trust
018 Putnam Global Natural Resources Fund
021 Putnam Health Sciences Trust
061 Putnam High Income Bond Fund
274 Putnam New Value Fund
29X Putnam Floating Rate Income Fund
2AZ Putnam International Capital Opportunities Fund
2MF Putnam Small Cap Value Fund
7BF Putnam Income Opportunities Fund